EXHIBIT (J)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "The Manager and Other Services - Independent Auditors" and "Financial Statements" and to the use of our report dated November 2, 2001 on The Gabelli U.S. Treasury Money Market Fund, which is incorporated by reference in this Registration Statement (Form N-1A No. 811-6687) of The Gabelli Money Market Funds.


                                                     ERNST & YOUNG LLP

New York, New York
January 25, 2002